EXECUTION VERSION

$225,000,000

VECTOR GROUP LTD.

Variable Interest Convertible Senior Notes due 2020

UNDERWRITING AGREEMENT

March 19, 2014

JEFFERIES LLC

As Representative of the several Underwriters

c/o JEFFERIES LLC

520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

Vector Group Ltd., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate principal amount of $225,000,000 of Variable Interest Convertible Senior Notes due 2020 (the “Initial Securities”). The Initial Securities will be issued pursuant to an indenture (the “Base Indenture”) to be dated as of the First Closing Date (as hereinafter defined) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated as of the First Closing Date between the Company and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional $33,750,000 aggregate principal amount of its Variable Interest Convertible Senior Notes due 2020 as provided in Section 2 (the “Option Securities” and together with the Initial Securities, the “Securities”). The Securities will be convertible into shares of common stock, par value $0.10 per share (the “Common Stock”), of the Company (such shares, the “Conversion Shares”) on the terms, and subject to the conditions, set forth in the Indenture. Jefferies LLC (“Jefferies”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Securities. To the extent there are no additional underwriters listed on Schedule A, the term “Representative” as used herein shall mean you, as Underwriter, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, File No. 333-184878, as amended by a Post-Effective Amendment No. 1 to such shelf registration statement, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Securities is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated March 18, 2014 describing the Securities and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. As used herein, “Applicable Time” is 8:40 a.m. (New York City time) on March 19, 2014. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule B. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

1

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, Time of Sale Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Securities as contemplated by Section 3(o) of this Agreement.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.                 Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

2

(a)               Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. At the time the Registration Statement was originally filed with the Commission, as well as at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, and became effective on November 9, 2012. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Conduct Rule 5110(B)(7)(c)(i). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b)               Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the First Closing Date and at each applicable Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as of its date (as then amended or supplemented), did not, and at the First Closing Date and at each applicable Option Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 9(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c)                Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule B, and electronic road shows, if any, furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the Representative’s prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Times of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3

(d)               Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Securities, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representative and the free writing prospectuses, if any, identified on Schedule B.

(e)                Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest that equals or exceeds 50% of the aggregate outstanding equity or similar interests of such entity) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their material properties and to carry on their business as now being conducted in all material respects. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse change, or any development that could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity.

(f)                 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of this Agreement and the Indenture and to issue the Securities and, if applicable, the Conversion Shares, in accordance with the terms hereof and thereof. The execution and delivery of the this Agreement and the Indenture by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance and sale of the Securities and the issuance of the Conversion Shares, have been duly authorized by the Company’s board of directors and no further consent or authorization is required by the Company, its board of directors or its stockholders. This Agreement has been duly authorized, executed and delivered by the Company and is, and upon execution and delivery of this Agreement and the Indenture to be executed on the First Closing Date by the Company, each of this Agreement and the Indenture will be, the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4

(g)               Issuance of the Securities. The Securities have been duly and validly authorized and, on the First Closing Date (or any Option Closing Date, as applicable), will have been validly executed and delivered by the Company. When the Securities have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Securities will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the First Closing Date (or any Option Closing Date, as applicable), the Securities will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Securities shall be free from all taxes, liens and charges with respect to the issue thereof.

(h)               The Conversion Shares. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holders thereof into the Conversion Shares in accordance with the terms of the Indenture and the Securities; the Conversion Shares reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Indenture and the Securities, will be validly issued, fully paid and non-assessable; and the issuance of the Conversion Shares will not be subject to any preemptive or similar rights granted by the Company or provided for under applicable law or the Company’s Charter Documents (as defined below).

(i)                 No Conflicts. The execution, delivery and performance of this Agreement and the Indenture and the performance of this Agreement and the Indenture by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and the use of proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) will not (i) result in a violation of the Charter Documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, including the Indenture, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, or (iii) (so long as the Company obtains all consents, authorizations and orders and makes all filings and registrations specified in Section 1(j)) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), such conflicts, defaults, rights, or violations that would not reasonably be expected to have a Material Adverse Effect.

(j)                 Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for the Company to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Indenture, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain or make pursuant to the preceding sentence will have been obtained or made on or prior to the First Closing Date.

(k)               No Broker’s Fees. The Company has not engaged any broker, finder, commission agent or other person (other than the Underwriters) in connection with the offering of the Securities or any of the transactions contemplated in this Agreement and the Indenture, and the Company is not under any obligation to pay any broker’s fee or commission in connection with such transactions (other than commissions or fees to the Underwriters).

5

(l)                 SEC Documents. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents, as they may have been subsequently amended by filings made by the Company with the Commission prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents.

(m)             Financial Statements. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(n)               Absence of Certain Changes. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since December 31, 2013, (i) there has been no change or development that has had a Material Adverse Effect, (ii) the Company has not declared or paid any dividends other than the dividends declared on March 10, 2014 payable on March 28, 2014 to the stockholders of record as of March 20, 2014, (iii) neither the Company nor any of its Subsidiaries has sold any assets, individually or in the aggregate, in excess of $1,000,000 outside of the ordinary course of business, other than as set forth on Schedule C hereto and (iv) neither the Company nor any of its Subsidiaries has made any capital expenditures, individually or in the aggregate, in excess of $15,000,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have knowledge that either its or its Subsidiaries’ respective creditors intend to initiate involuntary bankruptcy proceedings or knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the First Closing Date will not be, Insolvent (as defined below). For purposes of this Section 1(n), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted. “Indebtedness” of any person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any person, even though the person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any person, any direct or indirect liability, contingent or otherwise, of that person with respect to any indebtedness, lease, dividend or other obligation of another person if the primary purpose or intent of the person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

6

(o)               Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of (x) any term of or in default under its Charter Documents or (y) any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except, in either of the foregoing cases, for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where the revocation or modification of any such certificate, authorization or permit would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)               Foreign Corrupt Practices Act. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(q)               Sarbanes-Oxley Act. There is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as in effect at the applicable time, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(r)                Disclosure Controls and Procedures. The chief executive officer and chief financial officer of the Company are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the rules and regulations of the Commission under the Exchange Act) for the Company and have (i) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company and its Subsidiaries is made known to the chief executive officer and chief financial officer by others within the Company and its Subsidiaries, particularly during the end of the period (the “Evaluation Date”) covered by each of the most recent annual and quarterly report of the Company (each a “Report”), (ii) evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in each Report their conclusions about the effectiveness of the disclosure controls and procedures as of the Evaluation Date covered by each Report based on such evaluation and (iii) disclosed in each Report any change in the Company’s internal control over financial reporting that occurred during the period covered by the Report that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting. The chief executive officer and chief financial officer of the Company have disclosed, based upon their most recent evaluation of the internal controls over financial reporting, to the Company’s auditors and the Audit Committee of the Company’s board of directors (x) all material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

7

(s)                Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

(t)                 Transactions with Affiliates. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, which is required by the rules and regulations of the Commission under the Exchange Act to be so disclosed in the SEC Documents.

(u)               Capitalization and Other Capital Stock Matters. All outstanding shares of capital stock of or membership interests in, as applicable, the Company and the Subsidiaries have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of the Subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of or membership interests in, as applicable, the Company or any of the Subsidiaries, except as otherwise disclosed in the SEC Documents. The Company and each of the Subsidiaries has furnished to the Underwriters correct and complete copies of its Certificate of Incorporation, limited liability company agreement, bylaws and other organizational documents, as applicable, as amended and as in effect on the date hereof (the “Charter Documents”).

(v)               Absence of Litigation. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no action, suit or proceeding before any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such that would reasonably be expected to have a Material Adverse Effect. The SEC Documents set forth all litigation matters which are required to be disclosed in such SEC Documents.

8

(w)              Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary for the businesses in which the Company and its Subsidiaries are engaged, except where the failure to be so adequately insured would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any such Subsidiary believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(x)               Employee Relations. The Company and its Subsidiaries believe that their relations with their employees are satisfactory. Except as disclosed in the SEC Documents, since December 31, 2013, no “executive officer” (as defined in Rule 501(f) of the Act) of the Company has notified the Company of such officer’s intent to leave the Company in the foreseeable future or otherwise terminate such officer’s employment with the Company in the foreseeable future. No labor dispute with the employees of the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, imminent that would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(y)               Title. The Company and its Subsidiaries have good and valid title in fee simple to all real property and good and valid title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as (a) is described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or arise from indebtedness reflected therein or (b) do not materially affect the value of such property and do not interfere with the use made of such property by the Company and any of its Subsidiaries in a manner that would reasonably be expected to have a Material Adverse Effect. Any real property and facilities held under lease by the Company and any of its Subsidiaries and material to the business of the Company and its Subsidiaries taken as a whole are, with respect to the Company and its Subsidiaries, in full force and effect, with such exceptions as do not materially interfere with the use made of such property and buildings by the Company and its Subsidiaries.

(z)                Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and which failure to so have would reasonably be expected to have a Material Adverse Effect. None of the Company’s or its Subsidiaries’ Intellectual Property Rights necessary to conduct their respective businesses as now conducted have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where the expiration or termination would not reasonably be expected to have a Material Adverse Effect. The Company has not received written notice and has no knowledge of any infringement by the Company or its Subsidiaries on the Intellectual Property Rights of other Persons. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, by or against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

9

(aa)           Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Agreement, “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, or releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, injunctions, judgments, licenses, orders, permits, or regulations issued, entered, promulgated or approved thereunder.

(bb)           Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for the periods to which such returns, reports or declarations apply. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(cc)            Independent Accountants. PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company, Douglas Elliman Realty, LLC, Vector Tobacco, Inc. and Liggett Group, LLC as of December 31, 2013, filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act , the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”).

(dd)           Compliance with Regulation M. Neither the Company nor any of its Subsidiaries has, and to its knowledge no one acting on its behalf has, within the preceding 12 months, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of the Securities, the Common Stock or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Securities, whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(ee)            No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities of the Company registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

10

(ff)              Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on The New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing, as applicable. To the Company’s knowledge, it is in compliance in all material respects with all applicable listing requirements of the NYSE.

(gg)           Investment Company. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof will not become, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(hh)           FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company in connection with the compliance of the offering of the Securities with the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) is true, complete and correct. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Conduct Rule 5110(B)(7)(C)(i).

(ii)               Parties to Lock-Up Agreements. The Company has furnished to the Representative a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from each of the persons listed on Exhibit B.

(jj)              Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(kk)           Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)               OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of any person known to the Company, after reasonably investigation, to be currently subject to any U.S. sanctions administered by OFAC.

(mm)       Dividend Restrictions. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

11

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

    Section 2.                 Purchase, Sale and Delivery of the Securities.

(a)               The Initial Securities. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters and the several Underwriters agree to purchase from the Company, the Initial Securities at a purchase price of 97.00% of the aggregate principal amount thereof. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of the Initial Securities set forth opposite their names on Schedule A.

(b)               The First Closing Date. Delivery of the Initial Securities to be purchased by the Underwriters and payment therefor shall be made at Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, CA 90071-1560 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on March 24, 2014, or such other time and date not later than 1:30 p.m. New York City time, on March 25, 2014 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c)                The Option Securities; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Option Securities from the Company at the same purchase price set forth above in Section 2(a) for the Initial Securities, plus accrued interest, if any, to cover sales of the Securities in excess of the amount of the Initial Securities. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon written notice by the Representative to the Company. Such notice shall set forth (i) the aggregate principal amount of Option Securities as to which the Underwriters are exercising the option, and (ii) the time, date and place at which the Securities will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery to the Underwriters of and payment for the Initial Securities and such Option Securities). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representative and shall not be earlier than three or later than five full business days after delivery of such notice of exercise; provided that the Option Closing Date must occur within the 13-day period beginning on and including the First Closing Date. If any Option Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the principal amount of the Option Securities that bears the same proportion to the aggregate principal amount of Option Securities to be purchased as the principal amount of Initial Securities set forth on Schedule A opposite the name of such Underwriter bears to the aggregate principal amount of Initial Securities.

12

(d)               Public Offering of the Securities. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(e)                Payment for the Securities. Payment for the Securities to be sold by the Company shall be made at the First Closing Date (and, if applicable, at the Option Closing Date) by wire transfer of immediately available funds to the order of the Company. It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Initial Securities and any Option Securities the Underwriters have agreed to purchase. Jefferies, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)                 Delivery of the Securities. Payment for the Securities to be purchased on the First Closing Date (or the Option Closing Date, as the case may be) shall be made against delivery of one or more global notes representing such Securities (collectively, the “Global Notes”) to the nominee of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters of the Securities to be purchased on such date, with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The applicable Global Notes will be made available for inspection by the Representative at the office of the Representative set forth above not later than 1:30 p.m. New York City time, on the business day prior to the First Closing Date (or the Option Closing Date, as the case may be).

    Section 3.                 Additional Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a)               Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Securities, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)               Representative’s Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) (the “Prospectus Delivery Period”), the Company (i) will furnish to the Representative for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not file any amendment or supplement to the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) to which the Representative reasonably objects prior to filing. During the Prospectus Delivery Period, prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. During the Prospectus Delivery Period, the Company shall not file or use any such proposed amendment or supplement to which the Representative reasonably objects prior to filing. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

13

(c)                Free Writing Prospectuses. The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representative’s prior written consent. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Securities (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representative’s prior written consent.

(d)               Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)                Amendments and Supplements to Time of Sale Prospectus. If during the Prospectus Delivery Period the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

14

(f)                 Certain Notifications and Required Actions. During the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430A or 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission. If, during the Prospectus Delivery Period, the Company receives notice pursuant to Rule 401(g)(2) under the Securities Act from the Commission or otherwise ceases to be eligible to use the automatic shelf registration form, the Company shall promptly advise the Representative in writing of such notice or ineligibility and will (i) as soon as reasonably practicable file a new registration statement or post-effective amendment on the proper form relating to the Securities, (ii) use its reasonable efforts to cause such registration statement or post-effective amendment to be declared effective by the Commission as soon as practicable and (iii) promptly notify the Representative in writing of such effectiveness.

(g)               Amendments and Supplements to the Prospectus and Other Securities Act Matters. During the Prospectus Delivery Period, if any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3(b) and Section 3(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representative’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).

15

(h)               Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)                 Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)                 Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(k)               Earnings Statement. The Company will make generally available to its security holders and to the Representative as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l)                 Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

(m)             Listing. The Company will use its best efforts to list, subject to notice of issuance, the Conversion Shares on the NYSE.

(n)               Final Term Sheet. The Company will prepare a final term sheet relating to the offering of the Securities, containing information that describes the final terms of the offering of the Securities, in a form consented to by the Representative, and will file such final term sheet with the Commission on the date the final terms have been established for the offering of the Securities.

(o)               Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to Jefferies an “electronic Prospectus” to be used in connection with the offering and sale of the Securities. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Jefferies, that may be transmitted electronically by Jefferies to offerees and purchasers of the Securities; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Jefferies, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

16

(p)               Agreement Not to Offer or Sell Additional Securities. During the period commencing on and including the date hereof and continuing through and including the 60th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of Jefferies (which consent may be withheld in its sole discretion): (i) sell, offer to sell, contract to sell, lend or in any way transfer or dispose of any Common Stock or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Common Stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Common Stock or Related Securities; (iv) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Common Stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (v) announce the offering of any Common Stock or Related Securities; (vi) file any registration statement under the Securities Act in respect of any Common Stock or Related Securities (other than as contemplated by this Agreement with respect to the Securities); or (vii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby and by the Indenture (including, without limitation, the issuance of the Conversion Shares upon conversion of the Securities), (B) issue Common Stock or options to purchase Common Stock, or issue Common Stock upon exercise of any options to purchase Common Stock, pursuant to any stock option, stock bonus or other stock plan or arrangement outstanding as of the date hereof and described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (C) issue Common Stock pursuant to the terms of any securities of the Company outstanding on the date hereof and any indentures governing such securities, (D) file a registration statement on Form S-8 or other appropriate forms as required by the Securities Act, and any amendments thereto, relating to any Common Stock or any other of our equity-based securities issuable pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (E) file a registration statement on Form S-4 or other appropriate forms as required by the Securities Act, and any amendments to such forms, related to any Common Stock or any other of our equity securities issuable in connection with any merger, acquisition or other business combination, provided that three days’ advance notice of such filing is provided to Jefferies and provided, further, that the aggregate amount of any Common Stock or any other of the Company’s equity securities issuable pursuant to this clause (F) shall not exceed 5% of the Common Stock outstanding as of the date hereof. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Common Stock. If (i) during the last 17 days of the 60-day initial lock-up period, the Company issues an earnings release or announces material news or a material event relating to the Company, or (ii) prior to the expiration of such period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the announcement of the material news or material event, as applicable, unless Jefferies waives, in writing, such extension (which waiver may be withheld in its sole discretion); provided, however, that if FINRA Rule 2711 is amended to eliminate “quiet period” restrictions on the publication of research prior to or after termination of a lock-up, such extension shall not apply. The Company will provide the Representative with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

17

(q)               Future Reports to the Representative. During the period of two years hereafter, the Company will furnish to the Representative, c/o Jefferies LLC, at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report on Form 10-K of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3(q) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(r)                Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(s)                No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or any reference security (as such term is defined in Regulation M) with respect to the Securities, whether to facilitate the sale or resale of the Securities or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(t)                 Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Common Stock or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 6(j) hereof.

(u)               Announcement Regarding Lock-ups. The Company agrees to announce the Underwriters’ intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company from any of the restrictions imposed by any Lock-Up Agreement, by issuing, through a major news service, a press release or by filing a Current Report on Form 8-K, in either case in form and substance satisfactory to the Representative promptly following the Company’s receipt of any notification from the Representative in which such intention is indicated, but in any case not later than the close of the third business day prior to the date on which such release or waiver is to become effective; provided, however, that nothing shall prevent the Representative, on behalf of the Underwriters, from announcing the same through a major news service, irrespective of whether the Company has made the required announcement; and further provided that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of a Lock-Up Agreement in the form set forth as Exhibit A hereto.

18

Jefferies, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

     Section 4.                 Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered by the Company or with the Company’s prior consent in connection with the road show, (vii) the fees and expenses associated with listing the Conversion Shares on the NYSE, and (viii) all other fees, costs and expenses of the Company of the nature referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including (a) the fees and disbursements of their counsel, (b) all filing fees, attorneys’ fees and expenses incurred by the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada and (c) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Securities.

     Section 5.                 Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

     Section 6.                 Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the First Closing Date and, with respect to the Option Securities, the Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Securities, as of the Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

19

(a)               Comfort Letter. On the date hereof, the Representative shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, Douglas Elliman Realty, LLC, Liggett Group LLC, Vector Tobacco Inc., letters dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)               Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i)                 The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A or previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A or previously omitted from the Registration Statement pursuant to such Rule 430B, and such post-effective amendment shall have become effective.

(ii)               No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii)             If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)                No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Securities purchased after the First Closing Date, the Option Closing Date:

(i)                 in the judgment of the Representative there shall not have occurred any Material Adverse Effect; and

(ii)               there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 15E of the Exchange Act.

(d)               Opinion of Counsel for the Company. On each of the First Closing Date and the Option Closing Date the Representative shall have received an opinion of O’Melveny & Myers LLP, counsel for the Company, dated as of such date, in form and substance satisfactory to the Representative.

(e)                Opinion of Special Litigation Counsel for the Company. On each of the First Closing Date and the Option Closing Date, the Representative shall have received an opinion of Kasowitz, Benson, Torres & Friedman LLP, special litigation counsel for the Company, dated as of such date, in form and substance satisfactory to the Representative.

20

(f)                 Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Option Closing Date the Representative shall have received the opinion of Latham & Watkins LLP, counsel for the Underwriters in connection with the offer and sale of the Securities, in form and substance satisfactory to the Underwriters, dated as of such date.

(g)               Officers’ Certificate. On each of the First Closing Date and the Option Closing Date, the Representative shall have received a certificate executed by the Chairman, the President, the Executive Vice President or the General Counsel and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i)                 for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Effect;

(ii)               the representations and warranties of the Company set forth in Section 1 of this Agreement that are qualified as to materiality or Material Adverse Effect are true and correct and the representations and warranties of the Company set forth in Section 1 of this Agreement that are not so qualified are true and correct in all material respects; and

(iii)             the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(h)               Good Standing Certificates. The Company shall have furnished to the Representative certificates evidencing the good standing of the Company and each of its material Subsidiaries from the state of organization of each person as of a date within five business days prior to the First Closing Date with bring down certificates evidencing the good standing of the Company and each of its material Subsidiaries prior to any Option Closing Date.

(i)                 Bring-down Comfort Letter. On each of the First Closing Date and the Option Closing Date the Representative shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, letters dated such date, in form and substance satisfactory to the Representative, which letters shall: (i) reaffirm the statements made in the letters furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(j)                 Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit A hereto from each of the persons listed on Exhibit B hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and the Option Closing Date.

(k)               Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

21

(l)                 Additional Documents. The Company shall have furnished to the Representative and counsel to the Underwriters such other certificates, opinions or other documents as they may have reasonably requested and as are customary in the transactions contemplated by this Agreement.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice from Jefferies to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Securities, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

    Section 7.                 Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 6, Section 11 or Section 12, or if the sale to the Underwriters of the Securities on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket documented expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges; provided, however, that if this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

    Section 8.                 Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

    Section 9.                 Indemnification.

(a)               Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (A)(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (B) the violation of any laws or regulations of foreign jurisdictions where Securities have been offered or sold; and, subject to Section 9(c), to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representative in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

22

(b)               Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representative in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representative has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) are the names of the underwriters as set forth under the caption “Underwriting” and on the cover page of the Time of Sale Prospectus and the Prospectus, the statements set forth in the second sentence of the third paragraph and the second and third sentences of the fourth paragraph under the caption “Underwriting,” the first paragraph under the caption “Underwriting—Stabilization” and the first and third paragraphs under “Underwriting—Conflicts of Interest” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)                Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Jefferies (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

23

(d)               Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and the indemnifying party has not objected to the terms of such settlement and (ii) such indemnifying party shall not have reimbursed the indemnified party all amounts owed in accordance with the request pursuant to Section 9(c) prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

24

Section 10.             Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

25

Section 11.             Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the Representative may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the aggregate principal amount of Initial Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Initial Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.             Termination of this Agreement. Prior to the purchase of the Initial Securities by the Underwriters on the First Closing Date, this Agreement may be terminated by Jefferies by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any U.S. federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of Jefferies is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities, (iv) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder or (v) any other condition to the obligations of the Underwriters hereunder as provided in Section 6 of this Agreement is not fulfilled when and as required unless waived by the Representative. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

26

Section 13.             No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14.             Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 15.             Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or sent by facsimile transmission and confirmed to the parties hereto as follows:

If to the Representative:	Jefferies LLC
520 Madison Avenue
New York, New York 10022
Facsimile: (646) 619-4437
Attention: General Counsel

with a copy to:	Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Facsimile: (213) 891-8763
Attention: Cynthia A. Rotell

If to the Company:	Vector Group Ltd.
4400 Biscayne Boulevard
Miami, Florida 33137
Facsimile: (305) 579-8016
Attention: Marc N. Bell

with a copy to:	O’Melveny & Myers LLP
400 S. Hope Street
Los Angeles, CA 90071
Facsimile: (213) 430-6407
Attention: Eric R. Reimer and John-Paul Motley

27

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.             Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

Section 17.             Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.             Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 19.             General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

28

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
Name: J. Bryant Kirkland III
Title: Vice President, CFO and Treasurer

29

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

JEFFERIES LLC

Acting individually and as Representative

of the several Underwriters named in

the attached Schedule A.

JEFFERIES LLC

By:	/s/ A. Colyer Curtis
Name: A. Colyer Curtis
Title: Managing Director

30

SCHEDULE A

Underwriters

Jefferies LLC	$225,000,000

31

SCHEDULE B

Free Writing Prospectuses

Pricing Term Sheet dated March 19, 2014 attached hereto.

32

Issuer Free Writing Prospectus

Dated as of March 19, 2014

Filed Pursuant to Rule 433

Registration Statement (No. 333-184878)

Supplementing the

Preliminary Prospectus Supplement dated March 18, 2014

(To Prospectus dated November 9, 2012)

VECTOR GROUP LTD.

Variable Interest Convertible Senior Notes due 2020

The information in this pricing term sheet relates to the offering of Variable Interest Convertible Senior Notes due 2020 of Vector Group Ltd. and should be read together with the preliminary prospectus supplement dated March 18, 2014 (together with the accompanying prospectus dated November 9, 2012, the “preliminary prospectus supplement”), including the documents incorporated by reference therein, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The information in this pricing term sheet supplements and supersedes the information in the preliminary prospectus supplement to the extent inconsistent therewith.

Issuer:	Vector Group Ltd., a Delaware corporation (the “company”).

Ticker / Exchange for Common Stock:	VGR / The New York Stock Exchange (“NYSE”).

Securities:	Variable Interest Convertible Senior Notes due 2020 (the “notes”).

Aggregate Principal Amount:	$225,000,000 (or $258,750,000 if the underwriter exercises its option to purchase additional notes in full).

Trade Date:	March 19, 2014.

Closing Date:	March 24, 2014.

Maturity Date:	April 15, 2020, unless earlier converted or repurchased.

No Optional Redemption:	The company may not redeem the notes prior to the maturity date.

Settlement:	Shares of the company’s common stock and cash in lieu of fractional shares, as described in the preliminary prospectus supplement under “Description of Notes—Conversion Rights—Settlement upon Conversion.”

Interest Rate:

1.75% per annum (“fixed interest”), with an additional cash payment payable on the notes on each interest payment date equal to the amount of cash dividends per share actually paid by the company on its common stock during the prior three-month period ending on the record date for such interest payment multiplied by the applicable conversion rate on such record date (“dividend pass-through payment” and together with the fixed interest, the “total interest”).

Notwithstanding the foregoing, however, (A) the amount payable on each interest payment date, other than the initial interest payment date, shall be the higher of (a) the total interest and (b) an amount reflecting an annual interest rate of 5.50% per annum (the “floor interest rate”) and (B) the initial interest payment shall be based solely on the floor interest rate.

In addition, if the notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended, on each interest payment date on or after April 15, 2019, the company will pay additional interest on a note in an amount equal to the amount required to be paid to prevent such note from being treated as an applicable high yield discount obligation.

Comparable Yield:	7.5%.

Interest Payment Dates:	Interest will accrue from March 24, 2014 and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2014.

Record Dates:	January 1, April 1, July 1 or October 1.

Last Reported Sale Price of the Company’s Common Stock on NYSE on March 18, 2014:	$21.73 per share.

Conversion Premium:	Approximately 25% above the last reported sale price of the last reported sale price of the company’s common stock on March 18, 2014.

Initial Conversion Rate:	36.8155 shares of the company’s common stock per $1,000 principal amount of the notes, subject to adjustment.

Initial Conversion Price:	Approximately $27.16 per share of the company’s common stock, subject to adjustment.

Price to Public:	100% of the principal amount of the notes plus accrued interest, if any, from the closing date.

2

Underwriting Discounts and Commissions:	$30 per note. $6,750,000 in aggregate (or $7,762,500 million in aggregate if the underwriter exercises its option to purchase additional notes in full).

Use of Proceeds:

The company estimates that the net proceeds to it from this offering, after deducting the underwriter’s discounts and commissions and estimated offering expenses payable by it, will equal approximately $217,550,000 million (or approximately $250,287,500 million if the underwriter exercises its option to purchase additional notes in full).

The company plans to use the net proceeds of this offering for general corporate purposes, including for additional investments in real estate through its wholly owned subsidiary, New Valley LLC, and in its existing tobacco business. The company may also consider using a portion of the proceeds of this offering to address upcoming debt maturities.

Sole Book-Running Manager:	Jefferies LLC.

CUSIP / ISIN:	92240M BC1 / US92240MBC10.

Fundamental Change:	Following certain corporate transactions or events specified as “fundamental changes” in the preliminary prospectus supplement at any time prior to the maturity date, holders will have the right to require the company to repurchase their notes in cash at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest (calculated at the greater of the total interest (with the “fundamental change repurchase date” (as defined in the preliminary prospectus supplement) treated as an interest payment date for purposes of calculating the dividend pass-through payment payable as a component thereof and such dividend pass-through payment for each note being pro rated as described in the preliminary prospectus supplement under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) and the floor interest rate) to, but excluding the fundamental change repurchase date.

3

Adjustment to Shares Delivered Upon Make-Whole Fundamental Change:	The following table sets forth the number of additional shares of the company’s common stock that will be added to the conversion rate per $1,000 principal amount of the notes for each stock price and effective date set forth below in certain circumstances in connection with a “make-whole fundamental change” (as defined in the preliminary prospectus supplement):

	Stock Price
Effective Date	$21.73	$22.25	$23.00	$24.50	$27.16	$30.00	$35.00	$41.00	$48.00	$56.00
March 24, 2014	9.2038	9.0360	7.9378	6.1383	3.9897	2.7065	1.6773	1.1645	0.8208	0.5458
April 15, 2015	9.2038	8.9867	7.8702	6.0998	3.8910	2.5113	1.4711	1.0099	0.7176	0.4846
April 15, 2016	9.2038	8.9451	7.7234	6.0433	3.6878	2.2426	1.2324	0.8401	0.6021	0.4117
April 15, 2017	9.2038	8.8829	7.6034	6.0097	3.3485	1.8703	0.9498	0.6498	0.4705	0.3250
April 15, 2018	9.2038	8.8267	7.4716	5.5769	2.7846	1.3492	0.6287	0.4438	0.3248	0.2261
April 15, 2019	9.2038	8.7620	7.3155	4.8216	1.8890	0.6586	0.3021	0.2269	0.1755	0.1169
April 15, 2020	9.2038	8.1283	6.6627	4.0008	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price and effective date may not be set forth in the table above, in which case:

•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and the later effective dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $56.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•	If the stock price is less than $21.73 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate be increased as a result of this section to exceed 46.0193 shares of the company’s common stock per $1,000 principal amount of the notes, subject to adjustment in the same manner, at the same time and for the same events for which the company must adjust the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the preliminary prospectus supplement.

The company has filed a registration statement (including the preliminary prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and the other documents the company has filed with the SEC for more complete information about the company and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the underwriter in the offering will arrange to send you the preliminary prospectus supplement if you request it by calling Jefferies LLC at (877) 547-6340.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

4

SCHEDULE C

Sale of Assets

None.

5

EXHIBIT A

Form of Lock-Up Agreement

March [ ˜ ], 2014

Jefferies LLC
520 Madison Avenue
New York, New York 10022

RE:	VECTOR GROUP LTD. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or a beneficial owner of certain shares of common stock, par value $0.10 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering (the “Offering”) of variable interest convertible senior notes (the “Notes”) that will be convertible into Shares, and Jefferies LLC (“Jefferies”) will act as the underwriter. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering and, at a subsequent date, entering into an Underwriting Agreement with respect to the Offering (collectively, the “Underwriting Agreement”) with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not, directly or indirectly, without the prior written consent of Jefferies, which may withhold its consent in its sole discretion:

(i)	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or any Family Member,

(ii)	enter into any Swap,

(iii)	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

(iv)	publicly announce an intention to do any of the foregoing.

The foregoing restrictions shall not apply to (a) the registration of the offer and sale of the Notes and Shares, or the sale of the Notes and Shares to the Underwriters, in each case as contemplated by the Underwriting Agreement, (b) the exercise by the undersigned of any options to purchase Shares or Related Securities granted under any Company stock option, stock bonus or other stock plan or arrangement described in the prospectuses related to the Offering (other than any disposition of Shares or Related Securities as a result of a “cashless” exercise of any such options) provided that in each case all Shares or Related Securities received by the undersigned upon such exercise shall thereafter be subject to the restrictions contained in this letter agreement, (c) the transfer of Shares or Related Securities as a bona fide gift, (d) the transfer of Shares or Related Securities by will or intestate succession, (e) the transfer of Shares or Related Securities to any Immediate Family Member of the undersigned or to a trust in existence as of the date hereof the beneficiaries of which are exclusively the undersigned or Immediate Family Members of the undersigned, provided that such transfer shall not be for value, (f) the transfer of Shares or Related Securities to the Company for the purpose of paying taxes or tax withholding obligations required to be paid or satisfied upon the settlement, vesting or exercise of any equity award granted by the Company prior to the date hereof, (g) the transfer or other disposition by third party pledgees of Shares or Related Securities pledged prior to the date hereof to secure margin or other loans or (h) the transfer or other disposition of Shares or Related Securities to any affiliate of the undersigned; provided, however, that in any such case, it shall be a condition to such transfer or other disposition that, except with respect to any transfer of Shares or Related Securities to the Company, each transferee or donee executes and delivers to Jefferies an agreement in form and substance satisfactory to Jefferies stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee or donee had been an original signatory hereto).

6

In addition, if the undersigned is an officer or director of the Company, (i) Jefferies agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, Jefferies will notify the Company of the impending release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement entered into in connection with the Offering) will announce the impending release or waiver by press release through a major news service or by filing a Current Report on Form 8-K at least two business days before the effective date of the release or waiver. Any release or waiver granted by Jefferies hereunder to any such officer or director shall only be effective two business days after the publication date of such press release or the filing of such Form 8-K. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned and the undersigned’s Family Members, if any, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will use his or her best efforts to cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and you. The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

7

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If for any reason (i) the Underwriting Agreement (excluding any provisions that expressly survive termination) shall be terminated prior to the First Closing Date (as defined in the Underwriting Agreement), (ii) the Underwriting Agreement is not executed and delivered by the underwriter and the Company on or before March 31, 2014, 2014 or (iii) at any time prior to the execution and delivery of the Underwriting Agreement the underwriter and the Company mutually determine to abandon the Offering, then this letter agreement shall terminate and be of no further force or effect.

[SIGNATURE PAGE FOLLOWS]

8

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if
signing as custodian or trustee, or on behalf
of an entity)

9

ANNEX A

Certain Defined Terms Used in Lock-Up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Family Member” shall mean the spouse of the undersigned, an Immediate Family Member of the undersigned or an Immediate Family Member of the undersigned's spouse, in each case living in the undersigned's household or whose principal residence is the undersigned's household (regardless of whether such spouse or Immediate Family Member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise).

“Immediate Family Member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

“Lock-up Period” shall mean the period beginning on the date of the final prospectus supplement relating to the Offering and continuing through the close of trading on the date that is 60 days after the date of the final prospectus supplement relating to the Offering; provided, that if (i) during the last 17 days of the 60-day initial lock-up period, the Company issues an earnings release or announces material news or a material event relating to the Company, or (ii) prior to the expiration of such period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day initial lock-up period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the announcement of the material news or material event, as applicable, unless Jefferies waives, in writing, such extension; provided, however, that if NASD Rule 2711 is amended to eliminate “quiet period” restrictions on the publication of research prior to or after termination of a lock-up, such extension shall not apply. If the initial lock-up period is extended pursuant to the provisions above, “Lock-up Period” shall mean the period described in the first clause of this paragraph, as so extended.

“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

10

“Sell or Offer to Sell” shall mean to:

•	sell, offer to sell or contract to sell,

•	grant any option to sell (including without limitation any short sale) or establish a Put Equivalent Position,

•	pledge or assign, or

•	in any other way transfer or dispose of.

“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this letter agreement.

11

EXHIBIT B

Directors and Officers Subject to Lock-Up Agreements

1.	Stanley S. Arkin

2.	Henry C. Beinstein

3.	Ronald J. Bernstein

4.	Bennett S. LeBow

5.	Howard M. Lorber

6.	Jeffrey S. Podell

7.	Jean E. Sharpe

8.	Richard J. Lampen

9.	J. Bryant Kirkland III

10.	Marc N. Bell

12